PETROL OIL AND GAS, INC.

2300 Patrick Lane, Suite 26                       Phone: 702.454.7318
Las Vegas, Nevada 89119                           Fax: 702.434.7594

                              LETTER AGREEMENT

August 4, 2003

William Stoeckinger
5742 Hazel Road
Barttlesville, OK 74006

     RE: REVISIONS TO GEOLOGIST/TECHNICAL ADVISOR CONSULTING AGREEMENT DATED DECEMBER 19, 2002

Dear Mr. Stoeckinger:

On December 19, 2002, you entered into a Geologist/Technical Advisor Consulting Agreement (the "Agreement") with Petrol Oil and Gas, Inc., a Nevada corporation. The term of the Agreement was to commence on December 1, 2002 and end on December 31, 2003.

Pursuant to Subsection 4.3.1. of the Agreement, as partial consideration for your services, we agreed to issue you 20,000 shares of our common stock for every month you fulfill your duties, as defined in the Agreement, which shares were to be issued to you quarterly in arrears.

To eliminate any confusion or misunderstanding as to the term or timing of the issuance of shares to you, we suggest the following changes be made to the Agreement:

1. The Term of the Agreement shall be revised to specify that the effective date of the Agreement shall be January 1, 2003.

2. As per Section 2.1 of the Agreement, we hereby extend the term of the Agreement to terminate on January 31, 2004.

The changes above have been made to clarify our understanding as to when the issuance of the 20,000 shares was to begin (January 1, 2003) and for what length of time we will be obligated to issue you additional shares (20,000 shares per month ending on January 31, 2004, for a total of 260,000 shares).

On May 20, 2003, we issued you 80,000 shares of our common stock, which was for the period from January 1, 2003 to April 30, 2003. We will be issuing you an additional 40,000 shares within five (5) days of the date of this Letter to cover the period from May 1, 2003 to June 30, 2003. Your next issuance, assuming all duties specified in the Agreement are performed, will be due on September 30, 2003.

If this letter accurately sets forth our understanding, please sign and return a copy to me at your earliest convenience.


Best regards,



Paul Branagan
President
Petrol Oil and Gas, Inc.

Agreed and accepted as of August 8, 2002


/S/William Stoeckinger
William Stoeckinger